Master Repurchase Agreement
September 1996 Version

Dated as of: 01 June 2026

Between: Barclays Bank PLC

And: FBRED REIT HIGH YIELD SECURITIES, LLC

1.Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.
2.Definitions
(a)“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;
(b)“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
(c)“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(d)“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;
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(e)“Confirmation”, the meaning specified in Paragraph 3(b) hereof;
(f)“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;
(g)“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;
(h)“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;
(i)“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);
(j)“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof ) as of such date (unless contrary to market practice for such Securities);
(k)“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);
(l)“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;
(m)“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
(n)“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;
(o)“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;
(p)“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefore in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;
(q)“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;
(r)“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;
(s)“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(t)“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
3.Initiation; Confirmation; Termination
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(a)An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
(b)Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.
(c)In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.
4.Margin Maintenance
(a)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).
(b)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).
(c)If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.
(d)Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.
(e)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a
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specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).
(f)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).
5.Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.
6.Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.
7.Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
8.Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.
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9.Substitution
(a)Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.
(b)In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10.Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.
11.Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such
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exercise or deemed exercise, such Transaction shall be deemed immediately cancelled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.
(b)In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefore on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.
(c)In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.
(d)If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph
(a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:
(i)as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefore on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
(ii)as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefore on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefore in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).
(e)As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.
(f)For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.
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(g)The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default,
(ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(h)To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or
(ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.
(i)The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
12.Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
13.Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14.Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
15.Non-assignability; Termination
(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
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(b)Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.
16.Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.
17.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.
18.Use of Employee Plan Assets
(a)If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
(b)Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
(c)By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.Intent
(a)The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(b)It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered
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contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Barclays Bank PLC    FBRED REIT HIGH YIELD SECURITIES, LLC

By: /s/ George Van Schaick             By: /s/ Christian Mutone

Title: Managing Director            Title: Authorized Signatory

Date: 01 June 2026 Date: 6/1/26
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Annex I
Supplemental Terms and Conditions
This Annex I forms a part of the Master Repurchase Agreement dated as of 01 June 2026     (the “Agreement”) between Barclays Bank PLC (“BBPLC”) and FBRED REIT High Yield Securities, LLC (“Counterparty”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:
2.Inconsistency. In the event of any inconsistency between the terms of the Agreement and this Annex, this Annex shall govern.
3.Definitions. Paragraph 2 of the Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 its entirety and replaced with the following:

“Affiliate”, with respect to any party, means another entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, an entity shall be deemed to be controlled by another entity if such other entity possesses, directly or indirectly, the power to elect a majority of the board of directors or equivalent body of the first entity;
“Appraisal” means an MAI appraisal of the value of a parcel of Real Estate, performed by an independent appraiser with experience appraising multifamily residential properties who is not an employee of Guarantor or any of their respective Affiliates;
“Appraised Value” means the “as-is” value of a parcel of Real Estate determined by the most recent Appraisal of such Real Estate applicable to such Real Estate;
“Business Day” or “business day” with respect to any Transaction (other than an International Transaction) hereunder, a day on which regular trading may occur in the principal market for the Purchased Securities subject to such Transactions, provided however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for purposes of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Securities or for any assets constituting Additional Purchased Securities under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Securities may be effected in accordance with Paragraph 7 of the Agreement, and (ii) in no event shall Saturday or Sunday be considered a business day;
“Calculation Agent” shall mean BBPLC;

“Capitalized Lease” means a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP;
“Cash Equivalents” means, as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (ii) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s;
“Cash Liquidity” means cash and Cash Equivalents that are not subject to a lien in favor of any party or that are not required to be reserved by Counterparty in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual agreement or requirement of law;
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute;
“Distribution” means any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of Guarantor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of Guarantor or any of its Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Guarantor or any of its Subsidiaries now or hereafter outstanding. Distributions from any Subsidiary of the Guarantor to, directly or indirectly, the Guarantor shall be excluded from this definition;
“EBITDA” means with respect to any Person for any period (without duplication): (a) Net Income (or Loss) on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such Net Income (Loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) non-cash expenses and impairment charges, and extraordinary or non-recurring gains and losses (including, for the avoidance of doubt, all gains and losses on extinguishment of any debt, impairment charges, restructuring charges, and acquisition and sale costs and expenses); (v) asset management fees, and (vi) property acquisition and disposition fees, costs and expenses for acquisitions and dispositions closed during such period; plus (b) such Person’s pro rata share of EBITDA of its non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates;
“Equity Interests” means, with respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting;
“Equity Offering” the issuance and sale after the date of this Agreement by Guarantor or any of its Subsidiaries of any equity securities of such Person (other than equity securities issued to Guarantor or any one or more of its Subsidiaries in their respective Subsidiaries);
“FATCA”, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between the United States and any other jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);
“Fixed Charges” means for any given period, the sum, without duplication, of (a) Interest Expense for such period (both expensed and capitalized), plus (b) all of the principal due and payable and principal paid with respect to Indebtedness (including, without limitation, with respect to Capital Lease obligations) of Guarantor and its Subsidiaries during such period (excluding any balloon, bullet or similar principal payment due upon the stated maturity of such Indebtedness and any voluntary full or partial prepayments prior to stated maturity thereof), plus (c) all Preferred Dividends paid or accrued during such period. Such Person’s Ownership Percentage in the fixed charges referred to above of its non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates shall be included in the determination of Fixed Charges;
“GAAP” means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles;
“Guarantor” means FBRED REIT Real Estate Debt OPCO LLC.
“Guarantee” means the obligations of Counterparty under this Agreement are guaranteed under the terms and conditions of the Guarantee from the Guarantor to Barclays Bank PLC or BBPLC, dated as of June 1, 2026.
“Hedge Obligations” means all obligations of Guarantor or its Subsidiaries to any hedge provider to make any payments under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the obligations (other than any interest rate “cap”), and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified;
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others (other than with respect to Non-Recourse Exclusions until a claim is made with respect thereto, and then such Non-Recourse Indebtedness shall constitute Indebtedness only to the extent of the amount of such claim), (h) all Capital Lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all currently payable obligations of such Person with respect to Hedge Obligations, and (m) such Person’s Ownership Percentage of the Indebtedness of any Unconsolidated Affiliate or non-Wholly-Owned Subsidiary of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor;
“Interest Expense” means, with respect to Guarantor and its Subsidiaries, for any period, without duplication, (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capital Lease obligations) of Guarantor and its Subsidiaries, on a consolidated basis, and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which any such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), the Ownership Percentage of Interest Expense for Guarantor’s Unconsolidated Affiliates and non-Wholly-Owned Subsidiaries;
“Lien” means to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing); (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; (f) in the case of securities, create or incur or suffer to be created or incurred any purchase option, call or similar right with respect to such securities; or (g) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing debt obligations;
“Liquid Securities” means, (i) Securities issued by the United States of America, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank or the Federal Farm Credit Bank, or (ii) fixed or adjustable- rate mortgage passthroughs issued by the United States of America, the Federal National Mortgage Association, the Federal Home Mortgage Corporation or the Government National Mortgage Association;

g

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests);
“Margin Notice Deadline,” 10:00 A.M. (New York time), unless otherwise agreed to between the parties with respect to any Transaction;
“Market Value” means, (i) with respect to any Securities, except for Liquid Securities, as of any date, the price for such Securities on such date as determined by the Calculation Agent in its sole, good faith discretion, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligation of Seller pursuant to Paragraph 5 of the Agreement) and (ii) with respect to Liquid Securities as of any date, the price for such Liquid Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of Seller pursuant to Paragraph 5 of the Agreement) as of such date (unless contrary to market practice for such Liquid Securities;
“Net Income (or Loss)” means, with respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP;
“Net Cash Proceeds” means the total gross cash proceeds received by Guarantor or any of its Subsidiaries as a result of an Equity Offering or as a result of receipt of any contribution of capital less the customary and reasonable costs, expenses and discounts paid by Guarantor or such Subsidiary in connection therewith;
“Non-Recourse Exclusions” means with respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the real property securing such Non-Recourse Indebtedness, (c) arise from the presence of hazardous substances on the real property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document), (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding, (f) result from the misappropriation or misapplication of rents and/or security deposits collected from the underlying tenants, (g) result from the failure to maintain insurance and/or (h) result from a breach of special purpose entity provisions;
“Non-Recourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness solely of such Person;

“Ownership Percentage” means the aggregate ownership percentage of a Person in each Unconsolidated Affiliate or Subsidiary (other than a Wholly-Owned Subsidiary) of such Person, which shall be calculated as the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate, and (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate;
“Person” means, any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof;
“Preferred Dividends” means with respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Equity issued by Guarantor or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions: (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical class payable to holders of such class of Equity Interests; (b) paid or payable to any Subsidiaries of Guarantor; or (c) constituting or resulting in the redemption of Preferred Equity, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full;
“Preferred Equity” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both;
“Real Estate” means all real property at any time of determination then owned or leased (as lessee or sublessee) by Guarantor or any of its Subsidiaries or Unconsolidated Affiliates;
“Recourse Indebtedness” means, as of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to Guarantor or any of its Subsidiaries. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto;
"Shareholders' Equity" means Counterparty's shareholders’ equity as at the end of its most recently completed fiscal year (determined in accordance with generally accepted accounting principles ("GAAP") in its jurisdiction of incorporation or organisation);
“Single Asset Entity” means a bankruptcy remote, single purpose entity which is a Subsidiary of the Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions);
“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP;

“Tangible Assets” means all assets of the Guarantor and its Subsidiaries, excluding (i) franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other assets which would be classified as intangible assets under GAAP (other than lease intangible assets, net of lease intangible liabilities) and (ii) depreciation and amortization.
“Tangible Net Worth” means an amount equal to the Total Asset Value minus Total Outstanding Liabilities.
“Total Asset Value” means, at any time of determination, the sum (without duplication) of all of the following of the Guarantor and its Subsidiaries determined on a consolidated basis: (a) in the case of any Real Estate owned or leased by the Guarantor or any of its Subsidiaries for less than twelve (12) months, the purchase price paid by the Guarantor or such Subsidiary for such Real Estate exclusive of (i) closing and other transaction costs and
(ii) any amounts paid by the Guarantor or such Subsidiary as a purchase price adjustment, to be held in escrow, to be returned as a contingency reserve or other similar amounts, (b) in the case of any Real Estate owned or leased by the Guarantor or any of its Subsidiaries for more than twelve (12) months, the Appraised Value of such Real Estate determined using an Appraisal obtained by the Guarantor or such Subsidiary within the preceding twelve (12) months, a copy of which Appraisal shall have been provided to the Agent (provided, however, that if the Guarantor has not obtained an Appraisal for any such Real Estate within the preceding twelve (12) months, the Guarantor may, at its discretion, elect to value such Real Estate based on the most-recent internal “as-is” valuation of such Real Estate prepared by or on behalf of the Guarantor for purposes of determining “Determined Share Value” (as defined in the Guarantor’s Articles of Incorporation, as amended from time to time) as certified by the chief financial officer of the Guarantor, and (c) the book value (after impairments) of all other Tangible Assets of the Guarantor and its Subsidiaries that are not Real Estate, and (d) Unrestricted Cash and Cash Equivalents of the Guarantor and its Subsidiaries;
“Total Outstanding Indebtedness” means, at any time of determination, the aggregate outstanding principal amount of all Indebtedness, other than Non-Recourse Indebtedness, of the Guarantor and its Subsidiaries determined on a consolidated basis;
“Unconsolidated Affiliate” With respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date;
“Unrestricted Cash and Cash Equivalents” means as of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person. For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits; and
“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of that Person that is directly or indirectly owned one hundred percent (100%) by that Person.

4.Confirmations.
(a)The first sentence of Paragraph 3(b) of the Agreement is amended by inserting at the end thereof, “and for purposes of this Agreement, “written confirmation” shall include confirmation sent by facsimile, telex, electronic messaging system or other means agreed between the parties.”
(b)Any Confirmation sent with respect to a Transaction will be binding on the party who did not prepare the Confirmation unless that party specifically objects, in writing, within one business day of the receipt thereof. For the avoidance of doubt, failure by the parties to confirm any Transaction in writing will not affect the validity of that Transaction.
(c)Confirmations, for the purposes of this Agreement, will be prepared by BBPLC.
5.Additional Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under the Agreement and entitle the non-defaulting party to exercise the termination rights under Paragraph 11 of the Agreement:
(a)if either party shall have been suspended or expelled from membership or participation in any national securities exchange, registered national securities association or registered clearing agency of which it is a member or any other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof; or
(b)if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof; or
(c)the occurrence of a default, event of default, declaration of default, termination event, exercise of default remedies, or similar condition or event (however described) occurs in respect of Counterparty under any other agreement or transaction between (i) BBPLC and Counterparty and/or (ii) any Affiliate of BBPLC and Counterparty.
(d)a party fails to timely discharge its obligations pursuant to Section 9 of this Annex I.
(e)with respect to Counterparty only, the following events shall constitute an Event of Default under the Agreement and entitle BBPLC to exercise the termination rights under Paragraph 11 of the Agreement:
(i)the Guarantor renounces or disaffirms any or all of obligations under the Guarantee; or
(ii)the Guarantor becomes insolvent or is unable to pay its debts or has withdrawn from it or fails to obtain renewal of any necessary license or regulatory authorization from any regulatory authority which results in the Counterparty and the Guarantor becoming legally unable to contract or operate its business.
(iii)Minimum Debt to Equity. Guarantor shall at all times, maintain a ratio of (x) Guarantor’s Total Outstanding Indebtedness as of the last day of any fiscal quarter of Guarantor to (y) Guarantor’s Shareholder’s Equity as of such date of no greater than 4:00:1:00, as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 90 days after the last day of the applicable fiscal quarter or (if the end of any fiscal quarter coincides with the end of a calendar year) 120 days after the last day of the applicable calendar year.
(iv)Minimum Fixed Charge Coverage Ratio. Guarantor shall at all times, maintain a ratio of (x) Guarantor’s EBITDA for any period of four consecutive fiscal quarters of Guarantor to (y) Guarantor’s Fixed Charges during such period of no less than 1:40:1:00, as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 90 days after the last day of the applicable fiscal quarter or (if the end of any fiscal quarter coincides with the end of a calendar year) 120 days after the last day of the applicable calendar year.
(v)Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth as of the last day of any fiscal quarter of Guarantor shall not fall below the sum of (x) $60,000,000 plus (y) 75% of the sum of the Net Cash Proceeds of any equity issuance or sale of capital stock by Guarantor that occurs after the date of the Guarantee.

(vi)Minimum Cash Liquidity. Guarantor’s Cash Liquidity as of the last day of any fiscal quarter of Guarantor shall not be less than the greater of (x) $10,000,000 and (y) 5% of Guarantor’s Recourse Indebtedness.
6.Deliverables. Counterparty shall deliver the following documents to BBPLC, as follows:

Form/ Document/Certificate	Date by which to be Delivered
Copy of the annual report of Guarantor, containing annual audited consolidated financial statements, for its most recently ended fiscal year; in each case prepared in accordance with generally accepted accounting principles in the country in which such party is organized and certified by independent certified public accountants or chartered accountants.

Where such financial statement is not
reasonably    publicly available on EDGAR or such party's internet home page, promptly upon reasonable request and in any event no later than 120 days after the end of each fiscal year of such party.

Copy of Guarantor’s most recent, publicly available quarterly report containing unaudited financial statements.
Where such financial statement is not reasonably publicly available on EDGAR or Counterparty's internet home page, promptly upon reasonable request and in any event no later than 90 days after the end of the relevant fiscal quarterly period.

7.Default Rights.
(a)In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default with respect to a party hereto (“X”), the other party (“Y”) shall have the right (but shall not be obligated) without prior notice to X or any other person to set off any obligations of X owing to Y or any Affiliate of Y (whether or not arising under this Agreement, whether or not matured and whether or not contingent) against any obligations of Y or any Affiliate of Y owing to X (whether or not arising under this Agreement, whether or not matured and whether or not contingent). Y will give notice to X of any set-off effected under this Section 6; provided, however, that failure to give any such notice will not limit the validity or effectiveness of any such set-off.
(b)Nothing in this Section 6 will have the effect of creating a charge or other security. This Section 6 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
8.Purchase Price Maintenance.
(a)The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)Unless otherwise expressly agreed by the parties hereto, notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement and (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b) of the Agreement, as the case may be (including for purposes of the definition of “Additional Purchased Securities”).
9.Mini Close-Out.
(a)Notwithstanding clauses (i) and (ii) of the introductory paragraph of Paragraph 11 of the Agreement, if Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date or Buyer fails to deliver Purchased Securities to Seller on the applicable Repurchase Date, such failure shall not constitute an Event of Default; and the non-defaulting party may, at its option, terminate the relevant Transaction (but only such Transaction) and execute a buy-in (including a deemed buy-in) of such securities, pursuant to the relevant provisions of Paragraph 11, and an Event of Default shall not be deemed to occur by reason of such event unless and until the defaulting party either (x) fails to repay any Purchase Price or Repurchase Price which had been previously paid by the non-defaulting party with respect to such non-delivered Purchased Security, as the case may be, or (y) fails to reimburse the non-defaulting party for the purchase price of the replacement securities, including brokers fees and commissions and all other reasonable costs, fees and expenses related to such purchase (the “Buy-in Price”).
(b)Any payment of the Purchase Price, the Repurchase Price or the Buy-in Price pursuant to the preceding paragraph shall be due and payable after notice from the party entitled to receive such payment within the time period specified in Paragraph 4(c) of the Agreement, as amended by this Annex.
10.Termination of Transactions. Notwithstanding the provisions of Paragraph 3(c) of the Agreement, in the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone, by email or otherwise in accordance with the Agreement no later than 10:00 a.m. New York City time on a Business Day if termination is to occur on that Business Day.
11.Pledge as Security. Any pledge to Buyer under Paragraph 6 of the Agreement shall be deemed to have been granted as of the Purchase Date.
12.Additional Representations and Warranties.
(a)Each party represents and warrants to the other that, in its capacity as Seller delivering Purchased Securities to the Buyer, and in its capacity as Buyer redelivering identical securities, under any Transaction, such party has the unqualified right to sell, transfer, assign and pledge such Securities; and all such Securities, upon delivery to the other party (or its custodian, as the case may be) will be free and clear of any lien, security interest, charge, encumbrance or other adverse claim, except such as may exist in favor of the other party. Each party shall be deemed to have made the foregoing representations and warranties as of each such delivery or redelivery, as the case may be.
(b)The Counterparty represents and warrants as of the date hereof, which representations and warranties will be deemed repeated on each date on which this Agreement is in effect, that either (i) it is a "major U.S. institutional investor" within the meaning of Rule 15a-6 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or (ii) its Investment Adviser is a “major U.S. institutional investor” within the meaning of Rule 15a-6 of the Exchange Act.
13.Paragraph 8 of the Agreement “Segregation of Purchased Securities” is deleted in its entirety.
14.No Reliance. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, each party hereby makes the following representations and warranties in connection with the Agreement and each Transaction thereunder, which shall continue during the term of any such Transaction:
(a)unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement and this Annex I;

(b)it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult; and
(c)it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks.
15.Submission to Jurisdiction and Waiver of Trial by Jury. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and (iii) waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Agreement or any Transaction hereunder.
16.Waiver of Immunity. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.
17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
18.Existing Transactions. All Transactions entered into between the parties hereto prior to the date of the Agreement which are outstanding at the date of the Agreement are hereby deemed to have been entered into pursuant to the Agreement and are governed by its terms.
19.Construction. Save for the amendments made hereby, the parties agree that the text of the body of the Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.
20.Incorporation of ISDA 2016 Bail-in Article 55 BRRD Protocol.
The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of this Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:
“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

This Agreement shall be deemed a Protocol Covered Agreement for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Agreement.

In the event of any inconsistencies between the Attachment and the other provisions of this Agreement, the Attachment will prevail.
21.Contractual recognition of UK stay in resolution Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination rights under or rights to enforce a security interest in connection with this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.
For the purpose of this Clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.
22.Notice Regarding Client Money Rules. BBPLC, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by BBPLC from you will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, BBPLC shall not segregate money received by it from you from BBPLC money and BBPLC shall not be liable to account to you for any profits made by BBPLC use as banker of such cash and upon failure of BBPLC, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.
23.Barclays Capital Inc. as Agent for BBPLC. Counterparty acknowledges that (A) BBPLC has appointed its affiliate, Barclays Capital Inc. (“Agent”), a broker-dealer registered with the US Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc., to act as BBPLC’s agent within the scope of Rule 15a-6 under the Exchange Act with respect to all transactions under this Agreement and (B) the Agent is being compensated by BBPLC for acting as BBPLC's agent. Agent may rely on BBPLC for delivery of any required confirmations or statements.
24.Amendment to Annex III (International Transactions)
Subparagraph 5 (iv) of Annex III is hereby deleted and replaced with the following:
“(iv) Notwithstanding subparagraph (b) (i) of this Paragraph, no additional amounts shall be payable by Payor to Payee in respect of an International Transaction to the extent that such additional amounts are payable as a result of (i) a failure by Payee to comply with its obligations under subparagraph (b) (ii) or (b)
(iii) of this Paragraph with respect to such International Transaction or (ii) any withholding taxes imposed under FATCA.”
25.Process Agent: For the purposes of Paragraph 16 of this Agreement, Counterparty appoints as its agent for the service of process;
Corporation Service Company 251 Little Falls Drive Wilmington, DE 19808
26.ERISA PROVISIONS
(i)Counterparty represents and warrants to BBPLC (which representations and warranties will be deemed to be repeated at all times until there are no obligations outstanding under this Agreement and the Agreement and all Transactions hereunder have been terminated) that Counterparty is not (A) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, (as amended from time to time, or any successor federal statute, “ERISA”), subject to the fiduciary responsibility provisions of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1)

of the Code , to which Section 4975 of the Code applies, (C) a governmental plan or other entity that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (D) an entity whose underlying assets include “plan assets” by reason of United States Department of Labor (together with another federal agency to the extent such agency succeeds to any of the functions of the United States Department of Labor, the “DOL”) Regulation 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or Section 401 of ERISA. Counterparty hereby agrees to provide notice to BBPLC in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach this representation. For the avoidance of doubt the parties agree that any breach of this representation shall be material for the purposes of paragraph 11(vi); and
(ii)Counterparty represents and warrants (which representations and warranties will be deemed to be repeated at all times until all Transactions are terminated and no obligations remain outstanding under this Agreement) that if any investor in Counterparty is a Governmental Plan, Counterparty will not be subject to any law, regulation, policy or procedure which is similar to Section 406 of ERISA or Section 4975 of the Code and that is applicable to Counterparty by reason of such Governmental Plan’s investment in Counterparty.
(iii)Counterparty will indemnify, defend and hold harmless BBPLC in respect of any losses, claims, damages or liability arising out of any Transaction which is a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (including without limitation against any penalty or excise tax).
(iv)Definitions. The following additional definition shall apply to this Agreement:
“Governmental Plan” shall have the meaning assigned to it under Section 3(32) of ERISA.

27.Minimum Transfer Amount. Pursuant to Paragraph 4(e) of the Agreement, the parties hereby agree that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of Paragraph 4 of the Agreement may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds USD 250,000.
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IN WITNESS WHEREOF, the parties have caused this Annex I to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

Barclays Bank PLC    FBRED REIT High Yield Securities, LLC

By: /s/ George Van Schaick                 By: /s/ Christian Mutone
Title: Managing Director                Title: Authorized Signatory
Date: 01 June 2026     Date: 6/1/26

Schedule I.A Investment Advisers

This Schedule I.A forms a part of Annex I to the Master Repurchase Agreement dated as of 01 June 2026     (the “Agreement”) between Barclays Bank PLC (“BBPLC”) and FBRED REIT High Yield Securities, LLC (“Counterparty”). Capitalized terms used but not defined in this Schedule I.A shall have the meanings ascribed to them in Annex I or in the Agreement.
1.Investment Advisers. Counterparty agrees with BBPLC that, so long as either party has or may have any obligations under the Agreement:
(a)Any amounts payable by BBPLC under the Agreement shall be deemed satisfied when paid by BBPLC in accordance with directions provided by the Adviser;
(b)BBPLC may continue to act in all respects under the Agreement with the Adviser and on the Adviser’s instructions until such time as BBPLC has been notified by Counterparty in writing that with effect from the date so specified in the notice, which date must be at least five Business Days following the effective receipt of such notice by BBPLC, that there has been a change in, limitation of, rescission of all or any of the powers of the Adviser to act on behalf of Counterparty; and
(c)Counterparty shall be bound as principal of any such Agent Executed Transaction entered into or purported to be entered into by the Adviser as agent for Counterparty notwithstanding any lack of power or authority of the Adviser or the person representing the Adviser in entering into any such Agent Executed Transaction.
2.Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement and in Annex I, Counterparty hereby makes the following representations and warranties in connection with the Agreement and each Transaction thereunder, which shall continue during the term of any such Transaction:
(a)it has appointed Benefit Street Partners, L.L.C. (the “Investment Adviser” or “Adviser”) to act as its agent under the Agreement and in respect of each Transaction entered into on its behalf by the Adviser (each an “Agent Executed Transaction”) Counterparty has delegated to the Adviser all powers necessary for the Adviser to act on behalf of Counterparty under the Agreement and each Agent Executed Transaction in every and all respects; and
(b)that any person, including the Adviser or the person representing the Adviser, signing the Agreement on behalf of Counterparty is, and any person, including the Adviser or the person representing the Adviser, representing it in entering into any such Transaction, is duly authorised to do so on its behalf.
(c)Counterparty further agrees that, so long as either party has or may have any obligation under this Agreement, it will at all times indemnify, defend and hold harmless BBPLC against all liability or loss in respect of any and all actions taken or purported to be taken (including, without limitation, in respect of any Transaction) on behalf of Counterparty by the Investment Manager (or any employee or agent of the Investment Manager) in connection with this Agreement that exceed the authority of the Investment Manager or such employee or agent.

ANNEX II
Names and Addresses for Communications Between Parties

BARCLAYS BANK PLC
For all legal notices under this Agreement:
BARCLAYS BANK PLC
1 Churchill Place Canary Wharf London E14 5HP
Regional General Counsel & Markets Legal Directors
[***]
[***]
[***]

FBRED REIT HIGH YIELD SECURITIES, LLC
c/o Benefit Street Partners L.L.C. 1 Madison Avenue, Suite 1600 New York, NY 10010
[***] [***]
with a copy to:
Nelson Mullins Riley & Scarborough LLP One Financial Center, Suite 3500 Boston, MA 02111
[***]

Annex V
Margin for Forward Transactions

This Annex V forms a part of the Master Repurchase Agreement dated as of 01 June 2026     (the “Agreement”) between Barclays Bank PLC (“BBPLC”) and FBRED REIT High Yield Securities, LLC (“Counterparty”). Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.
1.Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:
"Forward Exposure", the amount of loss a party would incur upon cancelling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;
"Forward Transaction", any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;
“Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;
"Net Unsecured Forward Exposure", a party's Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.
2.Margin Maintenance.
(a)If at any time a party (the "In-the-Money Party") shall have a Net Unsecured Forward Exposure to the other party (the "Out-of-the-Money Party") under one or more Forward Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money-Party (together with any Income thereon and proceeds thereof, "Forward Collateral") having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party's Net Forward Exposure ("Excess Forward Collateral Amount"). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs(a) and (b) of Paragraph 4 and any other provisions of the Agreement.
(b)The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).
(c)The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction outstanding hereunder).
(d)The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).
(e)If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.
(f)Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.
(g)The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.
3.Security Interest.
(a)In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party ("Pledgor") hereby pledges to the other party ("Pledgee") as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.
(b)Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.
4.Events of Default.
(a)In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional "Event of Default" if either party fails, after one business day's notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.
(b)In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11
(a)of the Agreement:
(i)The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefore on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.
(ii)Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefore on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefore in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).
5.No Waivers, Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.

Annex VI
Buy/Sell Back Transactions

This Annex VI forms a part of the Master Repurchase Agreement dated as of 01 June 2026     (the “Agreement”) between Barclays Bank PLC (“BBPLC”) and FBRED REIT High Yield Securities, LLC (“Counterparty”). Capitalized terms used but not defined in this Annex VI shall have the meanings ascribed to them in the Agreement.
1.In the event of any conflict between the terms of this Annex VI and any other term of the Agreement, the terms of this Annex VI shall prevail.
2.Each Transaction shall be identified at the time it is entered into and in the relevant Confirmation as either a Repurchase Transaction or a Buy/Sell Back Transaction.
3.In the case of a Buy/Sell Back Transaction, the Confirmation delivered in accordance with Paragraph 3 of the Agreement may consist of a single document in respect of both of the transfers of funds against Securities which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transfer.
4.Definitions. The following definitions shall apply to Buy/Sell Back Transactions:
(a)"Accrued Interest", with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);
(b)"Sell Back Differential", with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;
(c)"Sell Back Price", with respect to any Buy/Sell Back Transaction:
(i)in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2 (q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and
(ii)in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where --
P = the Purchase Price
D = the Sell Back Differential
IR = the amount of any Income in respect of the Purchased Securities paid by the issuer on                     any date falling between the Purchase Date and the Repurchase Date
C = the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.
5.When entering into a Buy/Sell Back Transaction the parties shall also agree on the Sell Back Price and the Pricing Rate to apply in relation to such Buy/Sell Back Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to such Buy/Sell Back Transaction.

(a)"Accrued Interest", with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);
(b)"Sell Back Differential", with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;
(c)"Sell Back Price", with respect to any Buy/Sell Back Transaction:
(i)in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2 (q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and
(ii)in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where --
P = the Purchase Price
D = the Sell Back Differential
IR = the amount of any Income in respect of the Purchased Securities paid by the issuer on any date falling between the Purchase Date and the Repurchase Date
C = the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.

6.Termination of a Buy/Sell Back Transaction shall be effected on the Repurchase Date by transfer to Seller or its agent of Purchased Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally agreed to by the parties pursuant to Paragraph 2 (q) of the Agreement, the Sell Back Price referred to in Paragraph 4 (c) (i) of this Annex; and (ii) in any other case, the Sell Back Price referred to in Paragraph 4 (c) (ii) of this Annex.
7.For the avoidance of doubt, the parties acknowledge and agree that the Purchase Price and the Sell Back Price in Buy/Sell Back Transactions shall include Accrued Interest (except to the extent contrary to market practice with respect to the Securities subject to such Buy/Sell Back Transaction, in which event (i) an amount equal to the Purchase Price plus Accrued Interest to the Purchase Date shall be paid to Seller on the Purchase Date and shall be used, in lieu of the Purchase Price, for calculating the Sell Back Differential,
(ii) an amount equal to the Sell Back Price plus the amount of Accrued Interest to the Repurchase Date shall be paid to Buyer on the Repurchase Date, and (iii) the formula in Paragraph 4 (c) (ii) of this Annex VI shall be replaced by the formula " (P + Al + D) - (IR + C) ", where "AI" equals Accrued Interest to the Purchase Date).
8.Unless the parties agree in Annex I to the Agreement that a Buy/Sell Back Transaction is not to be repriced, they shall at the time of repricing agree on the Purchase Price, the Sell Back Price and the Pricing Rate applicable to such Transaction.
9.Paragraph 5 of the Agreement shall not apply to Buy/Sell Back Transactions. Seller agrees, on the date such Income is received, to pay to Buyer any Income received by Seller in respect of Purchased Securities that is paid by the issuer on any date falling between the Purchase Date and the Repurchase Date.
10.References to "Repurchase Price" throughout the Agreement shall be construed as references to "Repurchase Price or the Sell Back Price, as the case may be."
11.In Paragraph 11 of the Agreement, references to the "Repurchase Prices" shall be construed as references to "Repurchase Prices and Sell Back Prices."